EXHIBIT 3.1.4
                                                               F I L E D
                                                               JUN 9 1989
                                                               JANE BURGIO
                                                            Secretary of State
                                                                0547369

                           CERTIFICATE OF AMENDMENT TO

                        THE CERTIFICATE OF INCORPORATION

                                       OF

                           TRANS-ATLANTIC VIDEO, INC.


To:      THE SECRETARY OF STATE             FEDERAL EMPLOYER

         STATE OF NEW JERSEY                IDENTIFICATION NO. 22-2748019

     Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3),

Corporations, General, of the New Jersey statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of

Incorporation:

     1. The name of the corporation is TRANS-ATLANT1C VIDEO, INC.

     2. The following amendment to the Certificate of Incorporation was approved by the Board of Directors and thereafter duly adopted by the shareholders of the corporation on the 25th day of May, 1989:

          RESOLVED, that Article 4 of the Certificate of Incorporation of the corporation be amended to read in its entirety as follows:

               "4. The aggregate number of shares which the corporation shall have authority to issue is Twenty Million (20,000,000) shares consisting of Nineteen Million (19,000,000) shares of common stock, with no par value, and One Million (1,000,000) shares of preferred stock with no par value.




                                   0100293639

               The Board of Directors is hereby authorized to issued the preferred stock in series, and to fix and determine the voting powers, designate preferences, rights, qualifications and other terms of the preferred stock pursuant to Section 14A:7-2 of the New Jersey Business Corporation Act."

     3. The number of shares outstanding at the time of the adoption of the amendment was 3,600,000. The total number of shares entitled to vote thereon was

3,600,000.

         4. The number of shares voting for and against such amendments is as follows:

       Number of Shares                              Number of Shares
   Voting for Amendments                       Voting Against Amendments
   ---------------------                       -------------------------

         3,600,000                                        0

     Dated this 7th day of June, 1989.
                ---

                                            TRANS-ATLANTIC VIDEO, INC.


                                            By  /s/ Jeffrey I. Schillen
                                                ------------------------
                                                JEFFREY I. SCHILLEN, President

                              [Form of Certificate]


                               STATE OF NEW JERSEY
                             DEPARTMENT OF TREASURY
                    CERTIFICATE RELATIVE TO CORPORATE FILING



                        DIAMOND ENTERTAINMENT CORPORATION



     I, the Treasurer of the State of New Jersey, do hereby certify that the above named business did on August 11, 1989, file and record in this department a certificate of Amendment
     As by the statutes of this state required.


                                                 IN TESTIMONY WHEREOF, I have
                                                 Hereunto set my hand and
                                                 Affixed my Official Seal At
                                                 Trenton, this 4th day of June,
                                                 2002
      [Seal of the State of
            New Jersey]
                                                 /s/ John E. McCormac, CPA

                                                 John E. McCormac, CPA

                                                 State Treasurer

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